Subsidiaries of the Registrant	Exhibit 21

Name	Jurisdiction
Remy Inc.	Delaware
Delco Remy International (Europe) GmbH, i.l. (In liquidation)	Germany
Reman Holdings, L.L.C.	Delaware
Nabco, Inc.	Michigan
Power Investments, Inc.	Indiana
Franklin Power Products, Inc.	Indiana
Western Reman Industrial, L.L.C.	Delaware
Western Reman Industrial Ltd.	Canada
Magnum Power Products, LLC	Delaware
International Fuel Systems, Inc.	Indiana
Marine Corporation of America	Indiana
Power Investments Marine, Inc.	New Jersey
Powrbilt Products, Inc.	Texas
Central Precision Limited	Alberta
World Wide Automotive, L.L.C.	Virginia
Publitech, Inc.	Virginia
Unit Parts Company	Delaware
Prestadora de Servicios Jalisco S.A. de C.V.	Mexico
QAPI, S.A. de C.V.	Mexico
Unit Parts Coahuila S.A. de C.V.	Mexico
World Wide Automotive Distributors, Inc.	Virginia
HSG I, Inc.	Delaware
HSG II, Inc.	Delaware
Remy Powertrain, L.P.	Delaware

M. & M. Knopf Auto Parts, L.L.C.	Delaware
Remy Alternators, Inc.	Delaware
Remy Alternators de Mexico, S. de R.L. de C.V.	Mexico
Remy Generators de Mexico, S. de R.L. de C.V.	Mexico
Remy Reman, L.L.C.	Delaware
Remy International Holdings, Inc.	Delaware
Remy Sales, Inc.	Delaware
Remy Auto Parts Holdings B.V.	Netherlands
Remy Automotive Germany GmbH	Germany
Remy Holdings do Brasil Ltda.	Brazil
Remy Automotive Brazil, Ltda.	Brazil
Remy Automotive Holdings II B.V.	Netherlands
RK Automotive Holdings B.V.	Netherlands
Remy Korea Limited	Korea
Remy Automotive Europe bvba	Belgium
Electro Diesel Rebuild bvba	Belgium
Electro-Rebuild Tunisie S.A.R.L.	Tunisia
Remy Automotive Hungary kft	Hungary
Remy Mexico Holdings, S. de R.L. de C.V.	Mexico
Remy Remanufacturing Services, S. de R. L. de C.V.	Mexico
Remy Remanufacturing de Mexico S. de R.L. de C.V	Mexico
Remy Mexico Services, S. de R.L. de C.V.	Mexico
Remy Componentes S. de R.L. de C.V.	Mexico
Remy Partes Automotrices S. de R.L. de C.V.	Mexico
Remy Mauritius Holdings Ltd.	Mauritius
Remy Electricals China Company Limited	China
Remy Electricals Hubei Company Limited	China

Remy Automotive Poland Sp. z o.o.	Poland
Remy Automotive UK Limited	UK
Remy India Holdings, Inc.	Delaware
Remy Electricals India Limited	India
Remy Korea Holdings, Inc.	Delaware
Ballantrae Corporation	Delaware
Remy Logistics L.L.C.	Delaware
IPower Technologies L.L.C.	Delaware